Exhibit 99.1

Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations – Lauren Hoyt-Williams, (980) 321-1232

LPL FINANCIAL ANNOUNCES COMPLETION OF SENIOR UNSECURED NOTES OFFERING

SAN DIEGO – May 18, 2021 – LPL Financial Holdings Inc. (Nasdaq: LPLA) today announced that its wholly owned subsidiary, LPL Holdings, Inc. (“LPL Holdings”), has completed its previously announced offering of $400 million of senior unsecured notes due 2031 (the “senior notes”).

LPL Holdings used the net proceeds from the senior notes offering, together with corporate cash, to repay borrowings on its existing revolving credit facility related to its acquisition of the wealth management business of Waddell & Reed Financial, Inc. on April 30, 2021, and to pay fees and expenses related to the senior notes offering. The senior notes bear interest at a rate of 4.375% to be paid semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2021. The senior notes were priced at 100% of the aggregate principal amount, and will mature on May 15, 2031.

LPL Holdings’ outstanding indebtedness, following the senior notes offering, and after using proceeds from the offering to repay borrowings on its revolving credit facility, is summarized in the following table:

	Outstanding Principal Amount (dollars in thousands)	Current Applicable Margin	Yield At Issuance	Maturity
Revolving Credit Facility (a)	$—	ABR + 25 bps		3/15/2026
Senior Secured Term Loan B (b)	1,056,625	LIBOR + 175 bps		11/12/2026
2027 Senior Unsecured Notes (c)	400,000	4.625% Fixed	4.625%	11/15/2027
2029 Senior Unsecured Notes (d)	900,000	4.000% Fixed	4.000%	3/15/2029
2031 Senior Unsecured Notes (e)	400,000	4.375% Fixed	4.375%	5/15/2031
Total	$2,756,625

(a)

Secured borrowing capacity of $1 billion at LPL Holdings, Inc. After using proceeds from the senior notes offering to repay borrowings on the revolving credit facility, the revolving credit facility was undrawn.

(b)	The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.
(c)	The Senior Unsecured Notes were issued in November 2019 at par.
(d)	The Senior Unsecured Notes were issued in March 2021 at par.
(e)	The Senior Unsecured Notes were issued in May 2021 at par.

LPL Holdings incurred approximately $4 million of costs as a result of the senior notes offering, which is expected to be capitalized and amortized over the life of the debt. As a result of the senior notes offering, and taking into account related costs, the Company (as defined below) estimates approximately $18 million of additional annual interest expense.

The senior notes offering was managed by an arranger group of 12 banks led by JPMorgan Chase Bank, N.A.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the senior notes. The senior notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The senior notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

Forward-Looking Statements

Statements in this press release regarding LPL Holdings’ future amortization of debt issuance costs and interest expense, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates, and expectations as of the date hereof. The words “expects”, “intends”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual results, or the timing of events, to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: differences between the debt issuance costs we expect to incur and the costs that we actually incur, and potential changes to applicable accounting standards. Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect the business of LPL Financial Holdings Inc. (together with its subsidiaries, the “Company”), including the risk factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2020 Annual Report on Form 10-K, as may be amended or updated in the Company’s Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to the date of this press release.

About LPL Financial

LPL Financial (https://www.lpl.com) is a leader in the retail financial advice market, the nation’s largest independent broker/dealer(+) and a leading custodian (or provider of custodial services) to RIAs. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions.

+ Based on total revenues, Financial Planning magazine June 1996-2020.

Securities and Advisory Services offered through LPL Financial LLC, a Registered Investment Advisor. Member FINRA/SIPC.